77Q1(e) Copies of new investment advisory and subadvisory contracts

Riched20 5.40.11.2210;Form of Investment Advisory Agreement for Janus Risk-Managed Stock Fund is incorporated herein by reference to Exhibit 4(kk) to Post-Effective Amendment No. 105 to Janus Investment Fund's registration statement on Form N-1A, filed on December 13, 2002, Accession number 0001035704-02-000630 (File No. 2-34393).

Form of Sub-Advisory Agreement for Janus Risk-Managed Stock Fund is incorporated herein by reference to Exhibit 4(ll) to Post-Effective Amendment No. 105 to Janus Investment Fund's registration statement on Form N-1A, filed on December 13, 2002, Accession number 0001035704-02-000630 (File No. 2-34393). Since the filing thereof, the agreement was signed by Kelley Abbott Howes and David B. Hurley.